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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 16, 2002




                                  DSL.NET, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)




                              545 LONG WHARF DRIVE
                             NEW HAVEN, CONNECTICUT
                    ----------------------------------------
                    (Address of principal executive offices)



                                      06511
                                   ----------
                                   (Zip Code)



                                 (203) 772-1000
               --------------------------------------------------
               Registrant's telephone number, including area code





           DELAWARE                 000-27525                  06-1510312
---------------------------        -----------                -------------
State or other jurisdiction        (Commission                (IRS Employer
     of Incorporation              File Number)             Identification No.)



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ITEM 5.  OTHER EVENTS.

         On October 16, 2002, DSL.net, Inc. entered into an Asset Purchase Agreement with Network Access Solutions Corporation, Network Access Solutions LLC and NASOP, Inc. (collectively, "NAS"), and Adelman Lavine Gold and Levin, A Professional Corporation, as deposit escrow agent, pursuant to which DSL.net agreed to acquire network assets and associated subscriber lines of NAS for an aggregate purchase price of $17,000,000, consisting of $7 million in cash (subject to adjustment as specified in the Asset Purchase Agreement) and the assumption of certain liabilities in an aggregate principal amount of no more than $10 million. Network Access Solutions Corporation filed a voluntary petition for Chapter 11 reorganization in June 2002. As a result, the Asset Purchase Agreement is subject to the approval of the U.S. Bankruptcy Court of Delaware. If the transaction is approved by the Bankruptcy Court and the other closing conditions are satisfied, DSL.net expects that this transaction will be completed during the fourth quarter of 2002.

         A copy of a press release of DSL.net, dated October 17, 2002, is attached as Exhibit 99.1 hereto and incorporated by reference herein.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)   Exhibits

               99.1     Press Release dated October 17, 2002






                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           DSL.NET, INC.


Dated:  October 18, 2002                   By: /s/ Stephen Zamansky
                                               --------------------
                                               Stephen Zamansky
                                               Senior Vice President -
                                               Corporate Affairs
                                               and General Counsel